EXHIBIT 4.1

                   Norwood Financial Corp. Stock Option Plan
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                             NORWOOD FINANCIAL CORP.

                                STOCK OPTION PLAN
























                                                  Approved by Board of Directors
                                                  Ratified by Board of Directors
                                                          Shareholders' Approval


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                             NORWOOD FINANCIAL CORP.

1.       Purpose of the Plan
         -------------------

         The Plan shall be known as the Norwood Financial Corp. Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to officers of the Corporation (the "Corporation"), or any present or future parent or subsidiary of the Bank to promote the success of its business. The Plan is intended to provide for the grant of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") . Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

2.       Definitions
         -----------

         As used herein, the following definitions shall apply:

         (a) "Award" means the grant by the Committee of an Incentive Stock Option as provided in the Plan.

         (b) "Board" means the Board of Directors of the Corporation, or any successor or parent corporation thereto.

         (c) "Code" means the Internal Revenue Code of 1986, as amended, or any succeeding statute.

         (d) "Committee" means the Compensation Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

         (e) "Common Stock" means Common Stock, par value One Dollar ($0.10) per share, of the Corporation, or any successor or parent corporation hereto.

         (f) "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment with the Corporation or any present or future Parent or Subsidiary of the Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the
                  Corporation or in the case of transfers between payroll locations, of the Corporation or between the Corporation, any Parent, Subsidiaries or successor.

         (g)      "Bank" means Wayne Bank, or any successor corporation thereto.

         (h)     "Effective Date" means the date specified in Section 12 hereof.

         (i) "Employee" means any person employed by the Corporation or any present or future Parent or Subsidiary of the Corporation.



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         (j)      "Incentive  Stock Option" or "ISO" means an Option to purchase
                  Shares granted, by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of
                  Section 7 hereof and is intended to qualify under Section 422 of the Code.

         (k) "Option" means an Option granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

         (1) "Optioned Stock" means stock subject to an Option granted pursuant to the Plan.

         (m) "Optionee" means any person who receives an Option or Award pursuant to the Plan.

         (n) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

         (o) "Participant" means any Officer of the Corporation or any Parent or Subsidiary of the Corporation.

         (p)      "Plan"  shall  mean  the  Norwood Financial Corp. Stock Option
                  Plan.

         (q)      "Share" shall mean one share of the Common Stock.

         (r) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

3.       Shares Subject to the Plan
         --------------------------

         Except as otherwise required by the provisions of Section 14 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed Five Hundred Thousand (500,000) Shares. Such Shares may either be authorized but unissued shares or treasury shares.

         An Award shall not be considered to be made under the Plan with respect to any Option which terminates prior to its exercise. New Awards may be granted under the Plan with respect to the number of Shares as to which termination has occurred.

4.       Administration of the Plan
         --------------------------

         (a) Composition of the Committee. The Plan shall be administered by the Committee consisting of at least three (3) nonemployee Directors of the Corporation appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act Of 1934.

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          (b)  Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

               The President and Chief Executive Officer of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Corporation and to cause them to be delivered to the Participants.

          (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5.       Eligibility
         -----------

          (a) Awards may be granted to Employees. The Committee shall from time to time determine the Employees who shall be granted Awards under the Plan and the number to be granted to each such officer and other persons under the Plan. In selecting Participants and in determining the number of Shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and Potential contribution to the Corporation and such other factors as the Committee may, in its sole discretion deem relevant. The Committee shall also consider those Options to be awarded under any employment contract with any officer or Employee in effect now or in the future to be granted hereunder. Officers or other persons who have been granted an Award may, if otherwise eligible, be granted additional Awards.

          (b) The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Corporation or any present or future Parent or Subsidiary of the Corporation) shall not exceed $100,000. Notwithstanding the prior provisions of this
               Section 5, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.


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6.   Term of the Plan
     ----------------

     The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 15 hereof. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

7.   Terms and Conditions of Incentive Stock Options
     -----------------------------------------------

     Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

     (a)      Option Price

               (i) The price per Share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per Share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per Share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting of an Incentive Stock Option, then the price per Share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

               (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

     (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment therefor has been received by the Bank, and no

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               Optionee  shall  have any of the rights of a  stockholder  of the
               Bank until Shares of Common Stock are issued to an Employee.

          (c) Term of Incentive Stock Option. The term of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten
               (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

          (d) Exercise Generally. Except as otherwise provided in Section 8 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Corporation at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422 of the Code.

          (e) Transferability. Any Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

8. Effect of Termination of Employment, Disability or Death on Incentive Stock Options
     ---------------------------------------------------------------------------

          (a) Termination of Employment. In the event that any Optionee's employment or other service provided to the Corporation shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the
               Code) or death, all of any such Optionee's Options, and all of any such Optionee's rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on the earlier of (i) the respective expiration dates of any such Option or (ii) the expiration of not more than three (3) months after the date of such termination of employment or such service, but only if, and to the extent that, the Optionee was entitled to exercise any such option at the date of such termination. In the event of a termination for due cause, as hereinafter defined, the Option shall automatically terminate on the date of such termination. For the purpose of this Paragraph, "due cause" shall mean:

               (i) the willful failure by the Employee to substantially perform the Employee's material duties other than any such failure resulting from the Employee's incapacity due to physical or mental illness;

               (ii)     conviction of a felony;


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               (iii)  the  willful  violation  by  the  Employee  of  any of the provisions of any agreement or terms of employment;

               (iv)  the  willful   violation   by  the   Employee  of  material
               Corporation   policy  as  formally  expressed  by  the  Board  of
               Directors; or

               (v) the violation of state or federal banking, tax or financial laws, regulations or rules in the Employee's own conduct or in the operation of the Corporation, the result of which is materially adverse to the Corporation.

               In the event that a subsidiary ceases to be a subsidiary of the Corporation, the employment of all of its employees who are not immediately thereafter employees of the Corporation shall be deemed to terminate upon the date such subsidiary so ceases to be a Subsidiary of the Corporation.

          (b) Disability. In the event that any Optionee's employment or other service with the Corporation shall terminate as the result of the Permanent and Total Disability of such Optionee, such Optionee may exercise any options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the date which is six (6) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Options at the date of such termination.

          (c) Death. In the event of the death of an Optionee, any Options granted to such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the date which is six (6) months after the date of death of such Optionee but only if, and to the extent that, the Optionee was entitled to exercise any such Options at the date of death. For purposes of this Section 9(c), any Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Option at the date of death is the passage of a specified period of time. At the discretion of the Committee, upon exercise of such Options in the event of death, such persons may receive Shares or cash or combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the fair market value of such Shares and the exercise price of such Options on the exercise date.

          (d) Incentive Stock Options Deemed Exercisable. For purposes of Sections 8(a), 8(b), and 8(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of his employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment.

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         (e)      Termination of Incentive Stock Options. To the extent that any
                  Incentive Stock Option granted under the Plan to any Optionee whose employment with the Corporation terminates shall not have been exercised within the applicable period set forth in this Section 8, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

9.       Right of Repurchase, First Refusal and Restrictions and Disposition
         -------------------------------------------------------------------

         The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option, the right of the Corporation, but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options (the "Repurchase Right") or the right of first refusal to acquire Shares which an Optionee shall desire to sell (the "Right of First Refusal"). The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right may provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Right of First Refusal may provide for, among other things, the right under certain circumstances or during certain periods to acquire Shares which the Optionee desires to sell at the price offered by a bona fide purchaser of such shares. The Repurchase Right or the Right of First Refusal may permit the Bank to transfer or assign such right to another party. The Bank may exercise the Repurchase Right or the Right of First Refusal only to the extent permitted by applicable law.

10. Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions
     ---------------------------------------------------------------------------

     (a) Adjustment. Subject to any required action by the stockholders of the Corporation, within the sole discretion of the Committee, the aggregate number of Shares of Common Stock for which Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Option, and the exercise price per Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt of consideration by the Corporation (other than Shares held by dissenting stockholders).

     (b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a change in control or imminent change in control of the Bank or Corporation, as determined by the Committee. In the event of such change in control or imminent change in control, the Optionee shall, at the discretion of the Committee, be entitled to

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                  receive  cash in an amount  equal to the fair market  value of the Common Stock subject to the Incentive Stock Option over the Option Price of such Shares, in exchange for the surrender of such Options by the Optionee on that date. For purposes of this Section 10, "change in control" shall be deemed to have taken place if, as the result of a tender offer, exchange offer, merger, consolidation, transfer of stock, sale of assets, contested election or any combination of the forgoing transactions (a "Transaction"), either (a) more than 15% of the outstanding stock of the Corporation changes direct or indirect beneficial ownership, (b) an event occurs that would
                  require  a  Securities  and  Exchange  Commission   registered
                  Corporation to file a Form 8-K pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (even though the Corporation may or may not be required to file the form 8-K with the Securities Exchange Commission or the appropriate
                  Banking   Regulators);    (c)   substantially   all   of   the
                  Corporation's assets and/or operations are sold or otherwise disposed of; (d) any person becomes beneficial owner directly or indirectly of securities of the Corporation with combined voting power in sufficient amount to gain majority control of the Board of Directors; or (e) at any times during any twenty-four (24) consecutive months, when a majority of the
                  members  of  the   Corporation's   Board  of   Directors   are
                  individuals who were not members of the Board of Directors at the beginning of such period, unless such change results from death or retirement. For purposes of this paragraph, "person" and "beneficial owner" shall have the meaning ascribed to them pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated pursuant thereto. The decision of the Committee as to whether a change in control or imminent change in control has occurred shall be conclusive and binding.

         (c) Extraordinary Corporate Actions. Subject to any required action by the stockholders of the Corporation, in the event of any change in control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                  (i) appropriately adjust the number of Shares of Common Stock subject to each Option, the exercise price per Share of Common Stock, and the consideration to be given or received by the Corporation upon the exercise of any outstanding Option;

                  (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in Connection therewith; and/or

                  (iii) make such other adjustments in connection with the Plan as the committee, in its sole discretion, deems necessary, desirable, appropriate or advisable, provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code. Except as expressly provided in Section 10(a) and 10(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 10.

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         (d)      Acceleration.  The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

11.      Time of Granting Options
         ------------------------

         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Except, however, for purposes of compliance with Section 16 of the Securities Exchange Act of 1934, the date of grant of an Option shall be deemed the later of the date of grant or the date of stockholder approval of the Plan. Notice of the determination of the grant of an Option shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant in a form determined by the Committee.

12.      Effective Date
         --------------

         The Plan shall become effective as of December 27, 1994, subject to the approval by the holders of the majority of the Common Stock present and represented at the annual meeting of the stockholders held on or before December 26, 1995. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

13.      Approval by Stockholders
         ------------------------

         The Plan shall be approved by stockholders of the Corporation within twelve (12) months before or after the date the Plan becomes effective.

14.      Modification of Options
         -----------------------

         At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 15 hereof. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Optionee and to reissue new Options at a lower exercise price, but in no event less than the then fair market value per share of Common
         Stock, in the event that the fair market value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the exercise price of such Options.

15.      Amendment and Termination of the Plan
         -------------------------------------

         (a)      Action  by  the  Board.  The  Board  may  alter,   suspend  or
                  discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 10 hereof) the

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                  maximum  number of Shares  permitted to be optioned  under the
                  Plan,   materially   increase   the   benefits   accruing   to
                  participants   under  the  Plan  or   materially   modify  the
                  requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the stockholders of the Corporation.

         (b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive Stock Option unlawful or subject the Corporation to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

16.      Conditions Upon Issuance of Shares
         ----------------------------------

         Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall all comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

         The inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

         As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

17.      Reservations of Shares
         ----------------------

         During the term of the Plan, the Corporation will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

18.      Unsecured Obligations
         ---------------------

         No Participant under the Plan shall have any interest in any fund or special asset of the Corporation by reason of the Plan or the grant of any Incentive Stock Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

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



19.      Withholding Tax
         ---------------

         Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.      Miscellaneous
         -------------

         (a) No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any Optionee the right to continue in the employ of the Corporation or affect any right which the Bank may have to terminate the employment or other relationship of such Optionee.

         (b) No Right as Shareholders. Recipients of Options under the Plan shall have no rights as shareholders of the Corporation with respect thereto unless and until certificates for shares of Common Stock are issued to them.

21.      Governing Law
         -------------

         The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall be deemed to apply.





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